Exhibit 23.1

July 27, 2009

Mr. Richard M. Grubel

Senior Vice President

The PBSJ Corporation

5300 West Cypress Street, Suite 200

Tampa, FL 33607

Consent of Independent Appraisal Firm

We hereby consent to the reference to Willamette Management Associates and to the incorporation of information contained in our Valuation Report dated January 12, 2009 in the Quarterly Report on Form 10-Q of The PBSJ Corporation for the quarter ended June 30, 2009, to which this consent is an exhibit.

Sincerely,

Malcolm R. Hartman

Principal